Exhibit 10.5

                             PENSION PLAN AMENDMENT NO. 2

      WHEREAS, the Company established the Owens & Minor, Inc. Pension Plan as amended and restated effective January 1, 1994; and

      WHEREAS, the Employer reserved the right in Article X of the Plan to amend said Plan by action of its Board of Directors and did so amend the Plan with Amendment No. I; and

      WHEREAS, the Employer now desires to again amend said Plan in order to terminate benefit accruals for certain highly compensated employees in the event of disability.

      RESOLVED, that with the recommendation of the Compensation and Benefits Committee, the Board of Directors approves and adopts the amendment to the Owens & Minor, Inc. Pension Plan as set forth below and shall be effective December 31, 1998:

      Section 3.04 is hereby amended by the addition of the following paragraph at the conclusion thereof:

            Notwithstanding any other provisions in this Plan, no Highly Compensated Employee who becomes Totally and Permanently Disabled after December 31, 1996, other than Highly Compensated Employee who is disabled as of the adoption date of this amendment, shall accrue any additional benefit hereunder after such disability.